Exhibit 99.1


Contents

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Independent Auditor's Report                                                   1
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Financial Statements

   Statements of revenue over certain operating expenses                       2
   Notes to statements of revenue over certain operating expenses          3 - 4

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[LETTERHEAD OF MCGLADREY & PULLEN]

Independent Auditor's Report


To the Stockholders
FSP 50 South Tenth Street Corp.
Wakefield, Massachusetts

We have audited the accompanying statements of revenue over certain operating expenses (the "Statements") of 50 South Tenth Street (the "Property") for the period January 1, 2006 through November 7, 2006 and for the year ended December 31, 2005. These Statements are the responsibility of the Property's management. Our responsibility is to express an opinion on these Statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Statements' presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statements were prepared to comply with the requirements of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, and exclude certain expenses described in Note 2 and, therefore, are not intended to be a complete presentation of the Property's revenue and expenses in accordance with accounting principles generally accepted in the United States of America.

In our opinion, the Statements referred to above present fairly, in all material respects, the revenue over certain operating expenses of 50 South Tenth Street for the period January 1, 2006 through November 7, 2006 and for the year ended December 31, 2005, in conformity with the basis of accounting described in Note 2.

This report is intended solely for the information and use of the stockholders and management of FSP 50 South Tenth Street Corp. and for filing with the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ McGladrey & Pullen, LLP
Duluth, Minnesota
December 19, 2006


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50 South Tenth Street

Statements of Revenue Over Certain Operating Expenses
Period From January 1, 2006 through November 7, 2006 and Year Ended December 31, 2005

                                                2006                   2005
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Rental Income (Note 3)                 $     12,737,147      $      14,079,913
                                       -----------------------------------------

Certain Operating Expenses (Note 2)

   Taxes and insurance                        1,787,722              2,130,720
   Management fees                              345,834                400,675
   Administrative                                82,364                 98,676
   Operating and maintenance                  3,074,140              3,252,992
                                       -----------------------------------------
                                              5,290,060              5,883,063
                                       -----------------------------------------

      Excess of revenue over certain
        operating expenses             $      7,447,087      $       8,196,850
                                       =========================================

See Notes to Statements of Revenue over Certain Operating Expenses.


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50 South Tenth Street

Notes to Statements of Revenue over Certain Operating Expenses
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Note 1. Description of the Property

The accompanying statements of revenue over certain operating expenses (the "Statements") include the operations of a multi-tenant 498,000 square foot office building known as Retek Plaza in Minneapolis, Minnesota. The building includes approximately 36,000 square feet of retail space which adjoins a 2-level Target department store and a 3-level City owned underground parking garage. The property was owned by RC-NRI, LLLP and sold to FSP 50 South Tenth Street Corp. on November 8, 2006.

Note 2. Basis of Accounting

The accompanying Statements have been prepared on the accrual basis of accounting. The Statements have been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, these Statements exclude certain historical expenses not comparable to the operations of the Property after acquisition such as amortization, depreciation, interest, corporate expenses, and certain other costs not directly related to future operations of the Property.

Note 3. Revenue Recognition

Rental revenue includes income from leases, certain reimbursable expenses, straight-line rent adjustments, and parking and storage associated with renting the Property.

                                               2006                    2005
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Income from leases                      $    7,003,632         $     7,948,061
Straight-line rent adjustment                  601,554                 379,323
Operating expense participation              4,984,899               5,590,855
Parking and storage                            147,062                 161,674
                                       -----------------------------------------
                                        $   12,737,147         $    14,079,913
                                       =========================================

The Property accounts for its leases as operating leases. Rental income from leases, which include rent concessions and scheduled increases in rental rates during the lease term, is recognized on a straight-line basis. Some leases provide for additional rent as a percentage of tenant sales over specified levels, which is recognized in rental income. Reimbursable costs are included in rental income in the period earned.

Note 4. Use of Estimates

The preparation of the Statements in conformity with the basis of accounting described in Note 2 requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 5. Concentrations of Risks

For the period January 1, 2006 through November 7, 2006 and for the year ended December 31, 2005, rental income was received from various leases. As such, future receipts are dependent upon the financial strength of the lessees and their ability to perform under the lease agreements.


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50 South Tenth Street

Notes to Statements of Revenue over Certain Operating Expenses
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Note 6. Leases

Future minimum lease payments scheduled for collection under noncancelable operating leases for the next five years are as follows:

Years Ending December 31,
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2007                                                          $        8,591,684
2008                                                                   8,554,958
2009                                                                   8,334,276
2010                                                                   7,563,798
2011                                                                   7,168,084
Thereafter                                                            18,102,697
                                                             -------------------
                                                              $       58,315,497
                                                             ===================

In addition, the lessees are liable for real estate taxes and operating expenses as direct expenses to the lessees.


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